Always Secure. Always Available. Q4 and FY 2020 Financial Results & Commentary February 9, 2021

Cautionary Statements & Disclosures

This presentation and the accompanying oral presentation contain "forward-looking" statements that are based on our management's beliefs and assumptions, including statements regarding our positioning, global business environment, strategy, including portfolio management, recurring revenue, growth and profitability.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results to differ materially from those anticipated or implied by our forward-looking statements. These factors include, but are not limited to, the impact of the COVID-19 pandemic on our business, on the business of our customers and suppliers, and on the global economy in general, execution risks related to closing key deals and improving our execution, successfully executing our strategies, market adoption of our products, successfully anticipating market needs and opportunities, timely development of new products and features, achieving or maintaining profitability, loss or delay of expected purchases,our ability to maintain or improve our competitive position; competitive and execution risks related to cloud-based computing trends, attracting and retaining new end-customers, maintaining and enhancing our brand and reputation, changes demanded by our customers in the deployment and payment model for our products, growth in markets relating to network security, the success of any future acquisitions or investments, the success of our partnerships with technology providers, the ability of our sales team to execute well, our ability to shorten our close cycle, the ability of our channel partners to sell our products, variations in product mix or geographic locations of our sales, our presence in international markets, and other factors described in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings made with the Securities and Exchange Commission, to which your attention is directed. The forward-looking statements included in this presentation are based on current expectations and beliefs as of February 9, 2021 only. We do not intend to update this information contained in the forward-looking statements, except as required by law.

This presentation and the accompanying oral presentation also include certain non-GAAP financial measures including Non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, Adjusted EBITDA and Non-GAAP EPS. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titles measures presented by other companies. A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. We define non-GAAP net income as our GAAP net income (loss) excluding: (i) stock-based compensation and related payroll tax, (ii) amortization expense related to acquisition, (iii) non-recurring expenses associated with the litigation settlement and internal investigation expense (recovery), (iv) restructuring expense and related tax, and (v) non-recurring facility expense. We define non-GAAP net income per basic and diluted share as our non-GAAP net income (loss) divided by our basic and diluted weighted-average shares outstanding. We define non-GAAP gross profit as our GAAP gross profit excluding (i) stock-based compensation and related payroll tax, and (ii) global portfolio rationalization expense. We define non-GAAP gross margin as our non-GAAP gross profit divided by our GAAP revenue. We define non-GAAP operating income (loss) as our GAAP income (loss) from operations excluding (i) stock-based compensation and related payroll tax, (ii) amortization expense related to acquisition, (iii) non-recurring expenses associated with the litigation settlement and internal investigation expense (recover), (iv) restructuring expense, (v) global portfolio rationalization expense, and (vi) non-recurring facilities expense. We define non-GAAP operating margin as our non-GAAP operating income (loss) divided by our GAAP revenue. We define non-GAAP operating expenses as our GAAP operating expenses excluding (i) stock-based compensation and related payroll tax, (ii) amortization expense related to acquisition, (iii) non-recurring expenses associated with the litigation settlement and internal investigation expense (recovery), (iv) restructuring expense, (v) global portfolio rationalization expense, and (vi) non-recurring facilities expense. We define Adjusted EBITDA as our GAAP net income (loss) excluding (i) interest expense, (ii) interest income and other (income) expense, net, (iii) depreciation and amortization expense, (iv) provision for income taxes, (v) stock-based compensation and related payroll tax, (vi) litigation settlement and internal investigation expense (recovery), (vii) restructuring expense, (viii) global portfolio rationalization expense, and (ix) non-recurring facility expense.

A reconciliation between GAAP and non-GAAP financial measures can be found in the appendix to this document and in the accompany financial results press release.

2

3 Agenda • Introduction • 4Q Overview • 4Q Financial Performance • FY2020 Financial Performance

A10 at a Glance

Enabling a Secure and Available Digital World

IoT Proliferation



Shift to Cloud



5G Deployment



Operational Complexity



Security Threats



- **$225M** 2020 REVENUE
- **$109M** DEFERRED REV AS OF 12/31
- **78.6%** 2020 NON-GAAP GROSS MARGIN
- **7,800+** CUSTOMERS
- **$158M** CASH & MARKETABLE SECURITIES AS OF 12/31
- **$0** DEBT

Provide always available application delivery and security on-prem and in the cloud

Protect investments for enterprises and service providers

Support seamless migration to the cloud and cloud-native with hybrid solutions

Secure multi-generational networks through the transition to 5G and cloud

Protect networks from cyberattacks that threaten network availability

Simplify IT ops with connected intel, automation, ML and DevOps/SecOps tools

See Appendix for reconciliation to most comparable GAAP financial measures.

4 | A10

5 Q4’20: Building on our Successes • Continued, sustained growth • Fourth consecutive quarter of 4%+ revenue growth • Record profitability • Annual operating expenses reduced by approximately $20.6 million • Reflecting 13% reduction • Q4 operating income improved by 81% ($6.2M) YoY • Adjusted EBITDA improved by 61% ($6.1M) YoY • Continued execution in a challenging economic environment • Year-over-Year growth for: • Revenue • Net Income • Adjusted EBITDA • Diluted EPS Operating Income & Adjusted EBITDA presented is a Non-GAAP Financial Measure. See Appendix for reconciliation to most comparableGAAP financial measures.

6 Near-term Expectations • Continue to effectively manage the business • Well-equipped to mitigate disruption • Sustainable win rate with lower visibility of order patterns in the next 90-day period related to changing global business environment • Increasing focus on portfolio management • Deliver integrated solutions that drive established strengths in cybersecurity, 5G, network availability • Grow recurring revenue 2X faster than overall revenue growth • Guidance • Targeting sustainable and consistent growth with expectation to maintain GAAP profitability going forward

7 Quarterly Recurring Revenue $20.3 $20.9 $21.8 $21.7 $21.1 $21.2 $21.7 $22.4 $22.2 $22.5 $23.6 $24.1 $0.7 $0.8 $0.8 $2.1 $1.3 $1.4 $1.0 $1.2 $1.1 $2.2 $3.9 $3.3 $0.4 $0.4 $0.4 $0.6 $0.5 $0.8 $0.7 $1.2 $0.4 $0.8 $0.7 $1.0 $21.4 $22.1 $23.0 $24.4 $22.9 $23.4 $23.4 $24.8 $23.7 $25.5 $28.2 $28.4 Q1'18 Q2'18 Q3'18 Q418 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Exiting 2021 Support Subscription Security Subscription Non-Security $120.0

8 Quarterly Revenue & Non-GAAP Operating Income Operating Income is a Non-GAAP Financial Measure. See Appendix for reconciliation to most comparable GAAP financial measures. $60.3 $53.8 $52.5 $56.6 $62.7 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Revenue, $ Millions $7.8 $4.0 $7.1 $10.3 $13.9 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Non-GAAP Operating Income, $ Millions $60.3 $62.7 Q4'19 Q4'20 Revenue, $ Millions $7.8 $13.9 Q4'19 Q4'20 Non-GAAP Operating Income, $ Millions

9 60% 40% 4Q 2020 $62.7 million 64% 65% 58% 60% 60% 36% 35% 42% 40% 40% Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 $Millions Service and Cloud Providers Enterprise Quarterly Revenue by Customer Vertical

10 Quarterly Revenue by Geography 46% 47% 46% 39% 43% 27% 33% 24% 32% 30% 15% 9% 15% 15% 13% 12% 11% 15% 14% 14% Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 $Millions Americas Japan APAC ex Japan EMEA 43% 30% 13% 14% 4Q 2020 $62.7 million

11 Annual Revenue & Non-GAAP Operating Income Operating Income is a Non-GAAP Financial Measure. See Appendix for reconciliation to most comparable GAAP financial measures. $212.6 $225.5 FY2019 FY2020 Revenue, $ Millions $2.0 $35.3 FY2019 FY2020 Non-GAAP Operating Income, $ Millions Up 6% Up 14X

12 57% 58% 61% 43% 42% 39% FY2018 FY2019 FY2020 $Millions Service and Cloud Providers Enterprise Annual Revenue by Customer Vertical 61% 39% FY2020 $225.5 million

13 Annual Revenue by Geography 48% 42% 44% 24% 28% 30% 16% 17% 13% 12% 13% 13% FY2018 FY2019 FY2020 $Millions Americas Japan APAC ex Japan EMEA 44% 30% 13% 13% FY2020 $225.5 million

159.1 158.1 0.2 19.2 16.8 2.8 - 50.0 100.0 150.0 200.0 250.0 Cash & Cash Equivalents September 30, 2020 Operations Investing Financing Share Repurchases Cash & Cash Equivalents December 31, 2020 Cash Flows Q4-20 Total Used Provided 130 158 33 55 5 10 - 50 100 150 200 250 Cash & Cash Equivalents December 31, 2019 Operations Investing Financing Share Repurchases Cash & Cash Equivalents December 31, 2020 Cash Flows FY2020 Total Used Provided (in millions) (in millions) 2.7M shares purchased @ an avg price of $7.11 per share. Quarterly and Full-Year Cash Flows

15 Financial Performance Trends Numbers may not sum due to rounding. Please refer to the supplemental financials posted in the “Investor Relations” section of the A10 Networks website at investors.a10networks.com Gross Margin %, Operating Margin %, Adjusted EBITDA and EPS are Non-GAAP Financial Measures. See Appendix for reconciliation to most comparable GAAP financial measures. $ Millions (except EPS) 1Q'19 2Q'19 Q3’19 4Q'19 FY 2019 1Q’20 2Q’20 3Q’20 4Q’20 FY2020 Revenue $50.3 $49.2 $52.8 $60.3 $212.6 $53.8 $52.5 $56.6 $62.7 $225.5 Non-GAAP Gross Margin % 76.3% 78.0% 78.1% 78.5% 77.8% 78.3% 78.8% 77.6% 79.6% 78.6% Non-GAAP Operating Margin % (11.8%) (1.9%) 3.5% 12.7% 1.2% 7.7% 13.8% 17.8% 22.1% 15.6% Adjusted EBITDA (non-GAAP) ($3.7) $1.3 $4.0 $10.0 $11.6 $7.2 $9.8 $12.5 $16.1 $45.6 Non-GAAP EPS ($0.10) $0.00 $0.02 $0.10 $0.03 $0.05 $0.09 $0.13 $0.18 $0.44 Ending Cash & Marketable Securities $122.8 $119.3 $122.6 $129.9 $129.9 $142.9 $143.4 $159.1 $158.1 $158.1

16 Appendix

GAAP to Non-GAAP - Gross Margin and EPS

% of Revenue except EPS	Q1'19	Q2'19	Q3'19	Q4'19	FY 2019	Q1'20	Q2'20	Q3'20	Q4'20	FY 2020
Gross Margin % - GAAP	75.6%	77.1%	77.4%	77.7%	**77.0%**	77.4%	78.2%	76.8%	78.5%	**77.8%**
Stock-based compensation	0.6%	1.0%	0.6%	0.8%	**0.7%**	0.9%	0.6%	0.8%	0.6%	**0.7%**
Global portfolio rationalization expense	0.0%	0.0%	0.0%	0.0%	**0.0%**	0.0%	0.0%	0.0%	0.5%	**0.1%**
Non-reccuring facilities expense	0.0%	0.0%	0.0%	0.0%	**0.0%**	0.0%	0.0%	0.0%	0.0%	**0.0%**
Gross Margin % - Non-GAAP	**76.3%**	**78.0%**	**78.1%**	**78.5%**	**77.8%**	**78.3%**	**78.8%**	**77.6%**	**79.6%**	**78.6%**
EPS $ - GAAP	$ (0.16)	$ (0.08)	$ 0.00	$ 0.00	**$ (0.23)**	$ (0.00)	$ 0.05	$ 0.08	$ 0.10	**$ 0.22**
Stock-based compensation	0.05	0.07	0.04	0.05	**0.21**	0.04	0.04	0.05	0.04	**0.16**
Litigation and Investigation expense (benefit)	0.01	0.00	(0.03)	0.00	**(0.01)**	0.00	-	-	-	**0.00**
Amortization expense related to acquisition	0.00	0.00	0.00	0.00	**0.01**	0.00	0.00	0.00	0.00	**0.01**
Global portfolio rationalization expense	-	-	-	-	**-**	-	-	-	0.04	**0.04**
Restructuring expense, and related tax	-	-	-	0.03	**0.03**	-	-	-	-	**-**
Non-recurring facilities expense	-	-	-	0.01	**0.01**	0.01	-	-	-	**0.01**
EPS $ - Non-GAAP	**$ (0.10)**	**$ 0.00**	**$ 0.02**	**$ 0.10**	**$ 0.03**	**$ 0.05**	**$ 0.09**	**$ 0.13**	**$ 0.18**	**$ 0.44**

Numbers may not sum due to rounding. EPS data is presented on a basic and diluted basis. Please refer to the supplemental financials posted the "Investor Relations" section of the A10 Networks website at investors.a10networks.com.

17

GAAP to Non-GAAP - Operating Income (Loss)

$ Millions	Q1'19	Q2'19	Q3'19	Q4'19	FY 2019	Q1'20	Q2'20	Q3'20	Q4'20	FY 2020
Income (loss) from operations $ - GAAP	$ (11.0)	$ (6.4)	$ 0.2	$ 0.1	$ (17.1)	$ (0.2)	$ 3.9	$ 6.2	$ 7.8	$ 17.7
Stock-based compensation	3.9	5.0	3.5	4.3	16.8	3.2	3.1	3.6	2.9	12.8
Litigation and Investigation expense (benefit)	0.9	0.2	(2.2)	0.0	(1.1)	0.0	-	-	-	0.0
Amortization expense related to acquisition	0.3	0.3	0.3	0.3	1.0	0.3	0.3	0.3	0.3	1.0
Global portfolio rationalization expense	-	-	-	-	-	-	-	-	2.9	2.9
Restructuring expense	-	-	-	2.5	2.5	-	-	-	-	-
Non-recurring facilities expense	-	-	-	0.4	0.4	0.8	-	-	-	0.8
Income (loss) from operations $ - Non-GAAP	$ (5.9)	$ (0.9)	$ 1.8	$ 7.7	$ 2.6	$ 4.1	$ 7.2	$ 10.0	$ 13.9	$ 35.3
% of Revenue										
Income (loss) from operations % - GAAP	(21.8)%	(13.1)%	0.4 %	0.1 %	(8.0)%	(0.4)%	7.5 %	11.0 %	12.4 %	7.9 %
Stock-based compensation	7.7 %	10.3 %	6.6 %	7.2 %	7.9 %	6.0 %	5.9 %	6.3 %	4.7 %	5.7 %
Litigation and Investigation expense (benefit)	1.7 %	0.4 %	(4.1)%	0.1 %	(0.5)%	0.1 %	—%	—%	—%	0.0 %
Amortization expense related to acquisition	0.5 %	0.5 %	0.5 %	0.4 %	0.5 %	0.5 %	0.5 %	0.4 %	0.4 %	0.4 %
Global portfolio rationalization expense	—%	—%	—%	—%	—%	—%	—%	—%	4.6 %	1.3 %
Restructuring expense	—%	—%	—%	4.2 %	1.2 %	—%	—%	—%	—%	—%
Non-recurring facilities expense	—%	—%	—%	0.7 %	0.2 %	1.5 %	—%	—%	—%	0.4 %
Income (loss) from operations % - Non-GAAP	(11.8)%	(1.9)%	3.5 %	12.7 %	1.2 %	7.7 %	13.8 %	17.8 %	22.1 %	15.6 %

Numbers may not sum due to rounding. Please refer to the supplemental financials posted the "Investor Relations" section of the A10 Networks website at investors.a10networks.com.

18

19 GAAP to Non-GAAP - Adjusted EBITDA Numbers may not sum due to rounding. Please refer to the supplemental financials posted the “Investor Relations” section of the A10 Networks website at investors.a10networks.com. $ Millions Q1'19 Q2'19 Q3'19 Q4'19 FY 2019 Q1'20 Q2'20 Q3'20 Q4'20 FY 2020 GAAP net income (loss) (12.3)$ (5.8)$ 0.2$ 0.1$ (17.8)$ (0.3)$ 3.8$ 6.5$ 7.8$ 17.8$ Exclude: Interest expense 0.2 0.0 0.0 0.0 0.2 - 0.0 - - 0.0 Exclude: Interest income and other (income) expense, net 0.6 (0.8) (0.3) (0.5) (0.9) (0.2) (0.2) (0.5) (0.5) (1.4) Exclude: Depreciation & amortization expense 2.4 2.5 2.5 2.6 10.0 3.3 2.8 2.7 2.5 11.3 Exclude: Provision for income taxes 0.5 0.1 0.3 0.5 1.4 0.3 0.3 0.3 0.4 1.3 EBITDA (8.5) (3.9) 2.7 2.7 (7.1) 3.1 6.7 8.9 10.3 29.0 Exclude: Stock-based compensation 3.9 5.0 3.5 4.3 16.8 3.2 3.1 3.6 2.9 12.8 Exclude: Litigation settlement and investigation expense 0.9 0.2 (2.2) 0.0 (1.1) 0.0 - - - 0.0 Exclude: Global portfolio rationalization expense - - - - - - - - 2.9 2.9 Exclude: Restructuring expense - - - 2.5 2.5 - - - - - Exclude: Non-recurring facilities expense - - - 0.4 0.4 0.8 - - - 0.8 Adjusted EBITDA - Non-GAAP (3.7)$ 1.3$ 4.0$ 10.0$ 11.6$ 7.2$ 9.8$ 12.5$ 16.1$ 45.6$

Thank You Always Secure. Always Available. Investors@a10networks.com